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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration statement of Peak International Limited (the "Company") on Form S-8 of our report dated April 28, 2000 (August 4, 2000 as to notes 5 and 11(c)) appearing in the Annual Report on Form 20-F of the Company for the year ended March 31, 2000.


/s/ Deloitte Touche Tohmatsu
DELOITTE TOUCHE TOHMATSU
Hong Kong, December 15, 2000